Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Tracy K. Lorenz
Director of Investor Relations 847-585-3899 www.careered.com

CAREER EDUCATION COMMENTS ON
JUSTICE DEPARTMENT INVESTIGATION

Hoffman Estates, Ill., September 2, 2004 – Career Education Corporation (Nasdaq: CECO) said as a result of its inquiry to the Justice Department it was advised that the Department is conducting an investigation concerning the company.  The company made its inquiry to the Justice Department following published reports of an investigation.

The company said it was not provided with any information on the focus of the investigation and cannot comment further at this time.

###